UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2020

UNIVERSAL TECHNICAL INSTITUTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 East Windrose Drive, Suite 200 Phoenix, AZ (Address of principal executive offices)	85032 (Zip Code)

(623) 445-9500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	UTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
☐ Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the terms of a Purchase and Sale Agreement (the “Purchase Agreement”) by and between Universal Technical Institute, Inc. (the “Company”) and MECHANIC (AZ) QRS 15-41, INC. (the “Seller”) entered into on December 23, 2020, the Company agreed, subject to certain conditions subsequent, to purchase its campus in Avondale, Arizona (the “Avondale Campus”) from the Seller. The Avondale Campus, which the Company has occupied exclusively since 2004, is primarily comprised of a 283,000 square-foot specialty use building situated on a 23-acre parcel of land, and pursuant to the Purchase Agreement, the Company would obtain fee title to all associated buildings, mechanical systems, easements, fixtures, tangible personal property and other improvements thereon. The closing occurred on December 23, 2020.

The purchase price for the Avondale Campus is $44.5 million, subject to certain adjustments related to prepaid rents, as set forth in the Purchase Agreement. In addition to the purchase price, the Company agreed to pay certain closing costs and fees related to the approximately $800,000 defeasance of Seller’s loan related to the property.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2020.

Item 7.01 Regulation FD Disclosure.

On December 29, 2020, the Company issued a press release relating to the Purchase Agreement. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 29, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

Dated:	December 29, 2020	By:	/s/ Christopher Kevane
		Name:	Christopher Kevane
		Title:	Senior Vice President and Chief Legal Officer